UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2025

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

66 Hudson Boulevard East		10001-2192
New York,	New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 733-2323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	PFE	New York Stock Exchange
1.000% Notes due 2027	PFE/27	New York Stock Exchange
2.875% Notes due 2029	PFE/29	New York Stock Exchange
3.250% Notes due 2032	PFE/32	New York Stock Exchange
3.875% Notes due 2037	PFE/37A	New York Stock Exchange
4.250% Notes due 2045	PFE/45	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Results of Other Events

On November 13, 2025, Pfizer Inc. (“Pfizer” or the “Company”) completed the previously announced acquisition of Metsera, Inc., a Delaware corporation (“Metsera”), pursuant to the Agreement and Plan of Merger, dated as of September 21, 2025, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 7, 2025, by and among the Company, Metsera and Mayfair Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, each issued and outstanding share of Metsera common stock (other than certain shares set forth in the Merger Agreement) was converted into the right to receive $65.60 in cash at closing, representing an enterprise value of approximately $7.0 billion, and one non-transferable contingent value right entitling holders to potential additional payments of up to $20.65 per share in cash tied to the achievement of three specific milestones: (i) $4.60 per share payable upon the initiation of the Phase 3 clinical trial start of Metsera’s injectable GLP-1 receptor antagonist MET-097i+ amylin analog MET-233i combination; (ii) $6.40 per share payable upon U.S. Food and Drug Administration (“FDA”) approval of Metsera’s monthly MET-097i monotherapy; and (iii) $9.65 per share payable upon FDA approval of Metsera’s monthly MET-097i+MET-233i combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

Dated: November 13, 2025	By:	/s/ Margaret M. Madden
Margaret M. Madden
Senior Vice President and Corporate Secretary
Chief Governance Counsel